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                                                                   EXHIBIT 10.21

                               VERTEL CORPORATION

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (the "Agreement") is dated as of January 1, 2002
                                     ---------
by and between Stephen J. McDaniel ("Employee") and Vertel Corporation (the
                                     --------
"Company") and supersedes the Employment Agreement with Company dated November
 -------
1, 1999 and the Employment Status letter from Marc Maassen dated December 28, 2001.

     1.  Term of Agreement.
         -----------------

         (a)   Term. This Agreement will commence on the date hereof and
               ----
continue until termination of the Agreement as provided for in Sections 1(b) or 5 below; provided however that the parties may terminate this Agreement by mutual written agreement at any time.

         (b)   Change of Control. The parties have previously entered into a
               -----------------
Retention Agreement dated November 1, 1999 (the "Retention Agreement") intended
                                                 -------------------
to provide certain benefits to Employee if his employment is terminated under certain circumstances following a Change of Control (as defined in the Retention Agreement) of the Company. This Agreement governs any termination of Employee's employment that occurs prior to a Change of Control. This Agreement terminates in its entirety upon a Change of Control and the Retention Agreement governs any termination of Employee's employment that occurs on or following a Change of Control.

     2.  Duties.
         ------

         (a)   Position. Employee will be employed as Vice President, Sales -
               --------
Americas of the Company, and as such will report to the Senior Vice President, Sales and Strategic Alliances.

         (b)   Obligations to the Company. Employee agrees to the best of his
               --------------------------
ability and experience that he will, to the reasonable satisfaction of the Company, at all times loyally and conscientiously perform all of the duties and obligations required of him pursuant to the terms of this Agreement. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

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     3.  At-Will Employment. The Company and Employee acknowledge that
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Employee's employment is and will continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee will not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Chief Executive Officer on behalf of the Company.

     4.  Compensation and Benefits. Employee's compensation will be as
         -------------------------
determined from time to time by the Chief Executive Officer. Employee will be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the Company's policies in effect from time to time and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

     5.  Termination of Employment and Severance Benefits.
         ------------------------------------------------

         (a)   Termination of Employment. Employee's employment and this
               -------------------------
Agreement may be terminated upon the occurrence of any of the following events:

               (i) The Company's determination that it is terminating Employee for Cause (as defined in Section 6(a) below) ("Termination for Cause");
                                               ---------------------

               (ii) The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");
                                                  -------------------------

               (iii) The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination");
              ---------------------

               (iv) A change in Employee's status such that a Constructive Termination (as defined in Section 6(b) below) has occurred; or

               (v) As a result of Employee's death or disability (as defined in Section 6(c) below).

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         (b)   Severance Benefits. Employee will be entitled to receive
               ------------------
severance benefits upon termination of employment only as set forth in this
Section 5(b);

               (i)   Voluntary Termination. If Employee's employment terminates
                     ---------------------
by Voluntary Termination, then Employee will not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment. Employee's benefits will be continued only to the extent provided upon termination of employment pursuant to the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and as provided by applicable law.

               (ii)  Involuntary Termination. Subject to Sections 7 and 8 below,
                     -----------------------
if Employee's employment is terminated under Section 5(a)(ii) or 5(a)(iv) above (such termination, an "Involuntary Termination"), Employee will be entitled to
                       -----------------------
receive payment of severance benefits only as set forth in this Section
5(b)(ii).

                     (A) Salary Continuance. If Employee experiences an
                         ------------------
Involuntary Termination, Employee will be entitled to receive an amount equal to his regular salary (subject to any applicable tax withholding) as of the time of termination for nine (9) months following such termination ("Severance Period").
                                                             ----------------
Such payment will be made during the Severance Period on normal Company payroll paydays.

                     (B) Pro-Rated Quarterly Bonus. Employee will be entitled to
                         -------------------------
receive payment within two weeks of the date of termination of the pro-rated portion of any target quarterly bonus accrued to Employee through such date of termination, as determined by the Chief Executive Officer in his sole discretion based on the specific corporate or individual performance targets for such quarter.

                     (C) Other Benefits. In the event Employee elects to obtain
                         --------------
medical or dental insurance benefit continuation pursuant to COBRA and completes the necessary documentation, the Company will pay Employee's COBRA premiums, less the premium Employee paid while an employee of Company, for continuation of Employee's current group medical and dental insurance coverage through the Severance Period. In the event Employee desires to continue such COBRA coverage after the Severance Period, all premiums for such coverage will be paid by Employee.

               (iii) Termination for Cause. If Employee's employment is
                     ---------------------
terminated for Cause, then Employee will not be entitled to receive a payment of any

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severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will cease as of the termination date, except for employee's right to continue health benefits under COBRA in accordance with applicable law.

               (iv)  Termination by Reason of Death or Disability. In the event
                     --------------------------------------------
that Employee's employment with the Company terminates as a result of Employee's death or disability (as defined in Section 6(c) below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or disability and in accordance with applicable law. In addition, Employee's estate or representative will receive the pro-rated portion of any target quarterly bonus accrued to Employee through such date of termination, as determined by the Chief Executive Officer in his sole discretion based on the specific corporate or individual performance targets for such quarter.

     6.  Definitions. For purposes of this Agreement, the following definitions
         -----------
will apply:

         (a)   "Cause" for Employee's termination will exist if the Company
                -----
terminates Employee's employment for any of the following reasons:

               (i)   Employee's gross misconduct or fraud;

               (ii) Employee's failure to comply with an express and reasonable direction of the Company's Senior Vice President, Sales and Strategic Alliance or Chief Executive Officer as part of Employee's responsibilities;

               (iii) Employee's failure to substantially perform his duties hereunder (other than any such failure due to Employee's physical or mental illness) and such failure is not remedied within 10 business days after written notice from the Company's Senior Vice President, Sales and Strategic Alliances or Chief Executive Officer;

               (iv) Employee's conviction or entering a plea of guilty or no lo contendre to a felony; or

               (v) Employee's material breach of any of his obligations hereunder or any other written agreement or covenant with the Company or any of its affiliates.

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         (b)   "Constructive Termination" will be deemed to occur if Employee
                ------------------------
voluntarily resigns within 30 days following (i) a material reduction in Employee's job responsibilities, it being understood that a mere change in title alone shall not constitute a material reduction in job responsibilities, (ii) without Employee's prior written approval, the Company requires Employee to relocate to a facility or location more than 50 miles from the Company's current location, it being understood that required travel on the Company's business to an extent consistent with Employee's job responsibilities does not constitute Constructive Termination, or (iii) a reduction in Employee's then current base salary, except than an across-the-board reduction in the salary level of all of the Company's senior management team in the same percentage as part of a general salary level reduction shall not constitute Constructive Termination. Also, a change in Employee's commission and/or bonus plan as detailed in Employee's annual Compensation Plan document shall not constitute Constructive Termination.

         (c)   "Disability" will mean that Employee has been unable to perform
                ----------
his duties hereunder as a result of his incapacity due to physical or mental illness, and after its commencement such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Employee or Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld.)


     7.  Proprietary Information and Inventions Agreement; Breach of
         -----------------------------------------------------------
Confidentiality Provisions. Employee has previously signed a Vertel Employee
--------------------------
Proprietary Information and Inventions Agreement (the "Confidentiality
                                                       ---------------
Agreement") substantially in the form attached hereto as Exhibit A. Employee
---------                                                ---------
hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement will survive any termination of this Agreement or of Employee's employment relationship with the Company. Employee acknowledges that upon breach of the confidentiality provisions contained in this Section 7, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have under this Agreement, the Confidentiality Agreement or otherwise, the Company will be entitled to obtain equitable relief, including specific performance and injunctions, restraining him from committing or continuing any such violation of this Agreement or the Confidentiality Agreement. Employee further agrees that upon his material or intentional breach of any of the provisions of this Section 7 and following written notice of such breach by the Company to Employee and an opportunity to cure such

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breach within 5 business days where such breach may be cured, in addition to any other remedies the Company may have, the Company's obligations to provide payments and benefits to Employee as described in Section 5(b) of this Agreement will immediately terminate and, to the extent payments and benefits have already been paid to Employee at the time of a breach occurring within the Severance Period, the Company will have the right to recover from Employee the value, in cash, of such payments or benefits that relate to the portion of the Severance Period beginning on the date of the breach and ending on the termination of the Severance Period.

     8.   Nonsolicitation Covenant; Breach of Agreement.
          ---------------------------------------------

          (a)  Nonsolicitation Covenants. In consideration for the Company's
               -------------------------
entering into this Agreement and for the payment of any benefits hereunder, Employee hereby agrees that he will not, during the term of his employment pursuant to this Agreement, and the Severance Period, if any, do any of the following without the prior written consent of the Chief Executive Officer:

               Solicit or influence or attempt to influence any person or entity employed or engaged as a consultant by the Company to terminate or otherwise cease his, her or its employment or consulting relationship with the Company or become an employee or consultant of any competitor of the Company. This Section 8(a) is to be read in conjunction with Section 9 of the Confidentiality Agreement executed by Employee.

               Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his, her or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

               Carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the term of Employee's employment), nor engage in any other activities that conflict with Employee's obligations to the Company.

          (b)  Breach of Nonsolicitation Provisions. Employee acknowledges that
               ------------------------------------
the Company's entering into this Agreement and committing to make any payments required hereunder represents consideration for Employee's agreement to abide by the restrictions set forth in Section 8(a). In the event Employee chooses to engage in any action or activity prohibited under Section 8(a) above during the term of employment or the Severance Period (a "Prohibited Activity"), Employee
                                               -------------------
agrees that

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he will forego any payments or benefits to which he would otherwise have been entitled hereunder from and following the date of, or the date of commencement of, the Prohibited Activity (such date, the "Prohibited Activity Date") and, to
                                             ------------------------
the extent payments and benefits have already been paid to Employee as of the Prohibited Activity Date, Employee agrees to return to the Company the value, in cash, of any such payments or benefits that relate to the period beginning on the Prohibited Activity Date and ending on the termination of the Severance Period.

     9.   Conflicts. Employee represents that his performance of all the terms
          ---------
of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will and that he has not been solicited as an employee in any way by the Company.

     10.  Successors. Any successor to the Company (whether direct or indirect
          ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets will assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder will inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     11.  Entire Agreement. This Agreement, including any Exhibits hereto,
          ----------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to Employee's employment with the Company and the subject matter hereof. Provided, however, that the entering into by the parties of this Agreement does not supersede, replace, invalidate the effectiveness of, amend or otherwise alter the Retention Agreement or the Confidentiality Agreement previously executed by Employee, and it is the intent of the parties that the Retention Agreement and the Confidentiality Agreement shall remain in full force and effect following execution of this Agreement.

     12.  Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate. Employee will not be required to mitigate
               -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this

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Agreement, will any such payment be reduced by any earnings that Employee may receive from any other source.

          (b)  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived only with the written consent of the parties.

          (c)  Notices. Any notice required or permitted by this Agreement will
               -------
be in writing and will be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (d)  Choice of Law. The validity, interpretation, construction and
               -------------
performance of this Agreement will be governed by the laws of the State of California, without giving effect to the principle of conflict of laws.

          (e)  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

          (f)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which will be deemed an original, but all of which together will constitute one and the same instrument.


          (g)  Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT
               -----------------
IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

                                      -8-

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The parties have executed this Agreement the date first written above.


                                       VERTEL CORPORATION


                                       By: /s/ Marc E. Maassen

                                       Title: President and CEO

                                       Address:  21300 Victory Boulevard, #700
                                                 Woodland Hills, CA  91367


                                       NAME:  Steve McDaniel


                                       Signature: /s/ Stephen J. McDaniel

                                       Address: ____________________________

                                                ____________________________

                                    EXHIBIT A

                   VERTEL EMPLOYEE PROPRIETARY INFORMATION AND
                              INVENTIONS AGREEMENT

                                      -10-